As filed with the Securities and Exchange Commission on July 28, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHEFS’ WAREHOUSE HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5141 (Primary Standard Industrial Classification Code Number)	20-3031526 (I.R.S. Employer Identification No.)

100 East Ridge Road
Ridgefield, Connecticut 06877
(203) 894-1345
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Christopher Pappas
President and Chief Executive Officer
100 East Ridge Road
Ridgefield, Connecticut 06877
(203) 894-1345
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

F. Mitchell Walker, Jr. Esq. D. Scott Holley, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  (File No. 333-173445)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price Per Share	Offering Price(2)(3)	Fee(3)
Common stock, par value $0.01 per share	1,150,000	$15.00	$17,250,000	$2,003

(1)	Includes shares to be offered by the selling stockholders in this offering and shares that may be purchased by the underwriters from the selling stockholders upon the exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.

(3)	The $17,250,000 proposed maximum aggregate offering price is in addition to the $147,200,000 proposed maximum aggregate offering price registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-173445). An aggregate registration fee of $17,090 was previously paid in connection with that Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed with respect to the registration of additional common shares, par value $0.01 per share, of The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. This Registration Statement includes the Registration Statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-173445), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 27, 2011 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional 1,150,000 common shares of the Company in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield, State of Connecticut, on the 28th day of July, 2011.

CHEFS’ WAREHOUSE HOLDINGS, LLC

By:	/s/ Christopher Pappas
Christopher Pappas
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Christopher Pappas Christopher Pappas		Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 28, 2011

* John Pappas		Director and Vice Chairman	July 28, 2011

/s/ Kenneth Clark Kenneth Clark		Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2011

* Dean Facatselis		Director	July 28, 2011

* John Couri		Director	July 28, 2011

*By:	/s/ Christopher Pappas Christopher Pappas Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER		EXHIBIT DESCRIPTION

5.1		Opinion of Bass, Berry & Sims PLC.
23.1		Consent of BDO USA, LLP.
23.2		Consent of Bass, Berry & Sims PLC (included in their opinion filed as Exhibit 5.1).
24	.1*	Power of Attorney.

*	Incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the registrant (File No. 333-173445).